Exhibit 10(y)

                               LOAN AGREEMENT


                                  Between


       CONNECTICUT GENERAL REALTY INVESTORS III LIMITED PARTNERSHIP,
                                as Borrower


                                    and


                          HIBERNIA NATIONAL BANK,
                                 as Lender






                              $5,300,000 LOAN






                            Dated March 29, 1995













          52555_4

                             TABLE OF CONTENTS


                                                                       Page



                                 ARTICLE 1.

GENERAL TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.1    Terms Defined Above . . . . . . . . . . . . . . . .   1
     Section 1.2    Certain Definitions . . . . . . . . . . . . . . . .   1
     Section 1.3    Accounting Terms and Determinations . . . . . . . .   3


                                 ARTICLE 2.

THE CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Section 2.1    Commitment to Lend  . . . . . . . . . . . . . . . .   4
     Section 2.2    Interest Rate . . . . . . . . . . . . . . . . . . .   4
     Section 2.3    Prepayments . . . . . . . . . . . . . . . . . . . .   4
     Section 2.4    Commitment Fee  . . . . . . . . . . . . . . . . . .   4
     Section 2.5    Business Days . . . . . . . . . . . . . . . . . . .   4
     Section 2.6    Payments  . . . . . . . . . . . . . . . . . . . . .   5
     Section 2.7    Use of Proceeds . . . . . . . . . . . . . . . . . .   5
     Section 2.8    Non-Recourse  . . . . . . . . . . . . . . . . . . .   5


                                 ARTICLE 3.

SECURITY FOR THE OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . .   6
     Section 3.1    Security  . . . . . . . . . . . . . . . . . . . . .   6


                                 ARTICLE 4.

REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . .   7
     Section 4.1    Existence . . . . . . . . . . . . . . . . . . . . .   7
     Section 4.2    Power and Authorization . . . . . . . . . . . . . .   7
     Section 4.3    Binding Obligations . . . . . . . . . . . . . . . .   7
     Section 4.4    No Legal Bar or Resultant Lien  . . . . . . . . . .   7
     Section 4.5    No Consent  . . . . . . . . . . . . . . . . . . . .   8
     Section 4.6    Financial Condition . . . . . . . . . . . . . . . .   8
     Section 4.7    Solvency  . . . . . . . . . . . . . . . . . . . . .   8
     Section 4.8    Taxes and Governmental Charges  . . . . . . . . . .   9
     Section 4.9    Defaults  . . . . . . . . . . . . . . . . . . . . .   9
     Section 4.10   Casualties and Condemnation . . . . . . . . . . . .   9
     Section 4.11   Use of Proceeds; Margin Stock . . . . . . . . . . .   9
     Section 4.12   Compliance with the Law . . . . . . . . . . . . . .  10
     Section 4.13   ERISA . . . . . . . . . . . . . . . . . . . . . . .  10
     Section 4.14   Other Information . . . . . . . . . . . . . . . . .  10
     Section 4.15   Utility or Investment Company . . . . . . . . . . .  10

          52555_4                         -  i -

     Section 4.16   Title to Collateral . . . . . . . . . . . . . . . .  10
     Section 4.17   Environmental Matters . . . . . . . . . . . . . . .  11
     Section 4.18   Governmental Requirements . . . . . . . . . . . . .  11
     Section 4.19   Continuing Accuracy . . . . . . . . . . . . . . . .  12
     Section 4.20   Borrower's Debt . . . . . . . . . . . . . . . . . .  12


                                 ARTICLE 5.

AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 5.1    Financial Statements and Reports  . . . . . . . . .  12
     Section 5.2    Taxes and Other Liens . . . . . . . . . . . . . . .  13
     Section 5.3    Maintenance of Existence  . . . . . . . . . . . . .  14
     Section 5.4    Further Assurances  . . . . . . . . . . . . . . . .  14
     Section 5.5    Performance of Obligations  . . . . . . . . . . . .  14
     Section 5.6    Reimbursement of Expenses . . . . . . . . . . . . .  14
     Section 5.7    Insurance . . . . . . . . . . . . . . . . . . . . .  15
     Section 5.8    Accounts and Records  . . . . . . . . . . . . . . .  23
     Section 5.9    Right of Inspection . . . . . . . . . . . . . . . .  23
     Section 5.10   Notice of Certain Events  . . . . . . . . . . . . .  23
     Section 5.11   Indemnification . . . . . . . . . . . . . . . . . .  24
     Section 5.12   Compliance with Laws and Covenants  . . . . . . . .  24
     Section 5.13   Environmental Indemnity . . . . . . . . . . . . . .  24
     Section 5.14   Financial Covenants . . . . . . . . . . . . . . . .  25
     Section 5.15   Appraisals  . . . . . . . . . . . . . . . . . . . .  26
     Section 5.16   Bank Accounts . . . . . . . . . . . . . . . . . . .  26
     Section 5.17   Tax and Insurance Escrow. . . . . . . . . . . . . .  26
     Section 5.18   Replacement Reserve Escrow. . . . . . . . . . . . .  27


                                 ARTICLE 6.

NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Section 6.1    Debts, Guaranties and Other Obligations . . . . . .  27
     Section 6.2    Liens . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 6.3    Sale of Collateral  . . . . . . . . . . . . . . . .  28
     Section 6.4    Change in General Partner . . . . . . . . . . . . .  28


                                 ARTICLE 7.

CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 7.1    Conditions of Lending . . . . . . . . . . . . . . .  28


                                 ARTICLE 8.

DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     Section 8.1    Events of Default . . . . . . . . . . . . . . . . .  31
     Section 8.2    Remedies  . . . . . . . . . . . . . . . . . . . . .  33



          52555_4                         -  ii -

                                 ARTICLE 9.

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Section 9.1    Notices . . . . . . . . . . . . . . . . . . . . . .  34
     Section 9.2    Invalidity  . . . . . . . . . . . . . . . . . . . .  35
     Section 9.3    Survival of Agreements  . . . . . . . . . . . . . .  35
     Section 9.4    Successors and Assigns  . . . . . . . . . . . . . .  35
     Section 9.5    Renewal, Extension or Rearrangement . . . . . . . .  36
     Section 9.6    Waivers . . . . . . . . . . . . . . . . . . . . . .  36
     Section 9.7    Cumulative Rights . . . . . . . . . . . . . . . . .  36
     Section 9.8    Singular and Plural . . . . . . . . . . . . . . . .  36
     Section 9.9    Governing Law . . . . . . . . . . . . . . . . . . .  36
     Section 9.10   Titles of Articles, Sections and
                      Subsections . . . . . . . . . . . . . . . . . . .  36
     Section 9.11   Limitation of Liability . . . . . . . . . . . . . .  36
     Section 9.12   Relationship Between the Parties  . . . . . . . . .  37
     Section 9.13   Amendment . . . . . . . . . . . . . . . . . . . . .  37
     Section 9.14   Entire Agreement  . . . . . . . . . . . . . . . . .  37
     Section 9.15   Time of the Essence . . . . . . . . . . . . . . . .  37
     Section 9.16   Counterparts  . . . . . . . . . . . . . . . . . . .  37
     Section 9.17   Submission to Jurisdiction  . . . . . . . . . . . .  37









          52555_4                        -  iii -

                               LOAN AGREEMENT


     THIS LOAN AGREEMENT ("Agreement"), dated March 29, 1995, is made between CONNECTICUT GENERAL REALTY INVESTORS III LIMITED PARTNERSHIP, a Connecticut limited partnership ("Borrower") and HIBERNIA NATIONAL BANK, a national banking association ("Lender"), who agree as follows:


                                 ARTICLE 1.

                               GENERAL TERMS

     Section 1.1    Terms Defined  Above.  As  used in this  Agreement, the
terms  "Agreement",  "Borrower"  and   "Lender"  shall  have  the  meanings
indicated above.

     Section 1.2    Certain Definitions.   As  used in this  Agreement, the
following terms shall have the following meanings, unless the context otherwise requires:

          "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in New Orleans, Louisiana.

          "Closing Date" shall mean the date on which the Note is executed and delivered by the Borrower to the Lender.

          "Code"  shall mean the Internal Revenue Code of 1986, as amended.


          "Collateral"  shall   mean  the   properties  described   in  the
     Collateral Documents as security for the Obligations.

          "Collateral Documents" shall mean collectively the documents required by the Lender to obtain the security interests in the Collateral, as described in Section 3.1 hereof.

          "Debt" shall mean any and all amounts and/or liabilities owing from time to time by the Borrower to any Person, including the Lender, direct or indirect, liquidated or contingent, now existing or hereafter arising, including, without limitation, (i) indebtedness for money borrowed; (ii) unfunded portions of commitments for money to be borrowed; (iii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of the Borrower; (iv) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (v)


          52555_4                         -  1 -
     trade payables incurred in the ordinary course of business or otherwise.

          "Default" shall mean the occurrence of any of the events specified in Article 8 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" shall mean the occurrence of any of the events specified in Article 8 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

          "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

          "Loan" shall mean the loan to be made by the Lender to the Borrower as specified in Section 2.1 hereof.

          "Mortgage"  shall  mean the  mortgage  described  in Section  3.1 hereof.

          "Note" shall mean the promissory note of the Borrower evidencing the Loan as specified in Section 2.1 hereof.

          "Obligations" shall mean any and all amounts and/or liabilities owing from time to time by the Borrower to the Lender pursuant to this Agreement, whether in connection with the Loan, and whether such amounts or liabilities be liquidated or unliquidated, now existing or hereafter arising.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

          "Plan" shall mean any plan subject to Title IV of ERISA and maintained by the Borrower, or any such plan to which the Borrower is required to contribute on behalf of its employees.
          "Prohibited Transaction" shall mean  any transaction set forth in
     Section 406 of ERISA or Section 4979 of the Code.

          52555_4                         -  2 -

          "Property" shall mean the immovable property (land and any existing improvements) located at 3300 Wall Boulevard, Gretna, Louisiana commonly known as the Stonebridge Manor Apartments and encumbered by the Collateral Documents.

          "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

          "Termination Event" shall mean (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Borrower from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation under
     Section  4042  of  ERISA, and  in  each  case  in clauses  (i) through
     (iv) above, such event or condition, together with all other events or conditions, is likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     Section 1.3 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, on a basis consistent (except for changes approved by independent public accountants for the Borrower) with the most recent financial statements of the Borrower.


                                 ARTICLE 2.

                                 THE CREDIT

     Section 2.1 Commitment to Lend. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, the Lender agrees to make a loan available to the Borrower in the maximum aggregate principal amount at any one time outstanding of $5,300,000. The Loan shall be represented by a promissory note in the principal amount of $5,300,000, payable to the order of the Lender. The Loan shall be payable based on a twenty (20) year amortization in equal monthly installments of principal and interest in the amount of $52,172.06 each beginning May 1, 1995, and continuing on the first day of each succeeding month through and including March 1, 1998. The balance of all outstanding principal and accrued but unpaid interest will be due and payable in full at maturity on April 1, 1998.



          52555_4                         -  3 -

     Section 2.2 Interest Rate. The Loan shall bear interest at the fixed rate of 10.15% per annum. All payments of interest shall be computed on the per annum basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

     Section 2.3 Prepayments. During the period from the Closing Date through March 31, 1996, the Borrower may not prepay the Loan in whole or in part. During the period from April 1, 1996 through March 31, 1997, the Borrower may, at its option, prepay the Loan in whole (but not in part) upon the payment of a prepayment premium of 1% of the outstanding principal balance of the Loan at the time of any such prepayment. Thereafter, the Borrower may, at its option, prepay the Loan at any time in whole (but not in part) without payment of premium or penalty. Notwithstanding anything above to the contrary, any prepayment by Borrower of the Loan is subject to Lender's receipt from Borrower of written notification of such prepayment 30 days prior to the prepayment. In the event of acceleration of the Loan following the occurrence of an Event of Default, the Borrower shall pay, as an additional amount, the prepayment premium that would have been payable at the time of acceleration; provided that if such acceleration occurs prior to March 31, 1996, the Borrower shall pay a prepayment premium of 2%.

     Section 2.4    Commitment Fee.   On or  before the  Closing Date,  the
Borrower shall pay a commitment fee of $53,000.

     Section 2.5 Business Days. If the date for any payment, prepayment or commitment fee payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest or commitment fee, as the case may be.

     Section 2.6 Payments. The Borrower shall make each payment hereunder and under the Note not later than 3:00 P.M. (Central time) on the day when due in lawful money of the United States of America to the Lender at its office at 313 Carondelet Street, New Orleans, Louisiana 70130 or P.
O. Box 61540, New Orleans, Louisiana 70161 in same day funds. The Borrower hereby authorizes the Lender in the Event of Default, if and to the extent payment is not made when due hereunder or under the Note, to charge from time to time against the Borrower's accounts with the Lender any amount so due.

     Section 2.7    Use of Proceeds.   The Borrower shall use  the proceeds
of the Loan to refinance the existing indebtedness on the Stonebridge Manor Apartments located at 3300 Wall Boulevard, Gretna, Louisiana.

     Section 2.8 Non-Recourse. (a) Anything in this Agreement (but subject to the provisions of Subsection (b) hereof), the Note or the Collateral Documents to the contrary notwithstanding, payment of the Obligations shall be enforced solely from the Collateral, and no deficiency, after applying the net proceeds of any foreclosure or other judicial sale of the Collateral, or any part or parcel or proceeds thereof, shall ever be asserted against the Borrower, any officers, directors,

          52555_4                         -  4 -
agents or employees of Borrower or any present or future, direct or indirect, partners of Borrower (other than the general partner of Borrower) or any partner of any partner thereof, or in any other manner realized upon the Borrower's personal liability to pay the Obligations. Lender does hereby waive any such personal liability of Borrower or any present or future, direct or indirect, partner of Borrower (other than the general partner of Borrower) and shall look solely to the assets of Borrower and any mortgages, liens and security interests granted to Lender by Borrower for payment or performance of Borrower's obligations under the Mortgage or under any of the Collateral Documents. This covenant is not intended as any release or discharge of the Obligations, or any portion thereof, but is a covenant on behalf of the Lender not to sue the Borrower for a deficiency, and the Obligations shall remain in full force and effect as fully as though this covenant not to sue had not been given. The Borrower acknowledges that the Lender expressly reserves all other legal rights and remedies, including, but not limited to, the right, upon the occurrence of an Event of Default, to foreclose the Mortgage by a sale of the Property, in whole or in part, and to collect and receive the rents, proceeds and profits of the Property before or during any such foreclosure proceeding; to receive the rents and proceeds resulting from any assignment of leases and rents executed by the Borrower in favor of the Lender relating to the Property; to receive the proceeds of any loss under any insurance policy maintained or carried as provided herein; and to receive the proceeds of any condemnation proceedings as provided herein.

     (b) Anything in Subsection (a) hereof to the contrary notwithstanding, the Borrower shall be personally liable for the payment to the Lender of the following, plus any reasonable attorneys fees and actual out-of-pocket costs related thereto: (i) the actual losses suffered by the Lender as a result of fraud or misrepresentation by the Borrower or any other person in connection with this Agreement, the Note or the Collateral Documents, (ii) the actual losses suffered by the Lender as a result of the Borrower's failure to comply with any of the covenants or obligations of the Borrower under this Agreement or any of the Collateral Documents pertaining to environmental matters, (iii) the actual losses suffered by the Lender as a result of the Borrower's misapplication of any security deposits or other similar deposits received by the Borrower from tenants or other occupants of the Property or insurance or condemnation proceeds received by the Borrower, but only to the extent such rents, deposits, or proceeds are misapplied by Borrower, (iv) the payment of taxes, assessments and insurance premiums (including penalties and interest) which are due or assessed with respect to the Collateral prior to the time the Lender takes actual possession and control of the Collateral, but only to the extent that the Borrower has failed to escrow sufficient funds for such purpose with the Lender, and any rents and profits of the Property collected by or on behalf of the Borrower after the occurrence of an Event of Default, (v) all actual losses sustained by the Lender as a result of the Borrower's failure to apply rents and other income of the Property for the necessary maintenance and operation of the Property, or the Borrower's failure to fulfill the obligations of the Borrower, as lessor, under any leases of the Property and/or payment of the Obligations (provided, except for (iv) above, there is sufficient rent or other income from the Property to apply to such maintenance or operation or debt service or fulfillment of the

          52555_4                         -  5 -

Borrower's obligations as lessor under such leases), (vi) any loss due to intentional waste of the Property or any portion thereof, and all costs incurred by the Lender to protect the Collateral, (vii) any rents that are collected more than one month in advance, (viii) all actual losses sustained by the Lender as a result of the Borrower's failure to maintain the replacement reserve escrow described in Section 5.18 hereof and/or any funds withdrawn therefrom in violation of this Agreement, (ix) all actual losses sustained by the Lender as a result of the sale or encumbrance of any of the Collateral in violation of any provision of this Agreement or any of the other Collateral Documents, or (x) the fair market value of any property or fixtures removed from the Property by or on behalf of the Borrower, which property or fixtures are not replaced by similar property or fixtures of equal or greater value.

     Notwithstanding the foregoing and any other provisions of this Loan Agreement and any Collateral Document to the contrary, it is understood and agreed that (i) the liability described hereunder and under any of the Collateral Documents shall be limited to solely to the assets of Borrower and the general partner of Borrower (the assets of any limited partner having been specifically excluded by agreement of the parties hereto) and
(ii) neither the negative capital account of any general or limited partner, nor any obligation of any general partner to restore a negative capital account or to contribute capital to Borrower, shall be deemed to be an asset within the intent, or for the purposes, of this Loan Agreement of any Collateral Document.


                                 ARTICLE 3.

                        SECURITY FOR THE OBLIGATIONS

     Section 3.1    Security.  The Loan shall be secured by the following:

     (a) Mortgage and Security Agreement by the Borrower granting a first priority security interest in all of the Borrower's right, title and interest in and to the Property and all movable property of the Borrower located on or related to the Property.

     (b) Assignment of Leases and Rentals by the Borrower granting to the Lender a first priority security interest in the leases and rents of the Property.


                                 ARTICLE 4.

                      REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender (which representations and warranties will survive the extensions of credit under this Agreement) that:



          52555_4                         -  6 -

     Section 4.1 Existence. (a) The Borrower is a limited partnership duly organized and legally existing under the laws of Connecticut, and is duly qualified as a foreign limited partnership in Louisiana. To the actual knowledge of the Borrower, Borrower has obtained all permits, licenses and other governmental permits necessary to conduct the business it transacts.

     (b)  The  chief executive  office of  the Borrower  is at  900 Cottage
Grove   Road,  Hartford,   Connecticut,  06152.     The   federal  taxpayer
identification number for the Borrower is 06-1115374.

     Section 4.2 Power and Authorization. The Borrower is duly authorized and empowered to execute, deliver and perform this Agreement, the Note and the Collateral Documents executed by it. All partnership action on the part of the Borrower requisite for the due creation and execution of this Agreement, the Note and Collateral Documents has been duly and effectively taken.

     Section 4.3 Binding Obligations. The Borrower has reviewed this Agreement, the Note and the Collateral Documents with counsel for the Borrower and has had the opportunity to discuss the provisions thereof with the Lender prior to execution. This Agreement, the Note and the Collateral Documents constitute valid and binding obligations of the Borrower enforceable in accordance with their terms (except that enforcement may be subject to the principles of equity and any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

     Section 4.4 No Legal Bar or Resultant Lien. This Agreement, the Note and the Collateral Documents do not and will not violate any provisions of the Borrower's articles of partnership, and to the Borrower's actual knowledge (i) will not violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, and (ii) will not result in the creation or imposition of any Lien upon any property of the Borrower, other than as contemplated by this Agreement.

     Section 4.5 No Consent. To the actual knowledge of Borrower, Borrower's execution, delivery and performance of this Agreement, the Note and the Collateral Documents executed by it do not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

     Section 4.6 Financial Condition. All financial statements of the Borrower delivered to Lender fairly and accurately present the financial condition of the Borrower, and all such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and there are no contingent liabilities required by generally accepted accounting principles to be disclosed in the balance sheets of the Borrower not disclosed thereby which would materially and adversely affect the financial condition of the

          52555_4                         -  7 -

Borrower. Since the close of the period covered by the latest financial statements delivered to Lender with respect to the Borrower, there has been no material adverse change in the assets, liabilities, or financial condition of the Borrower. No event has occurred (including, without limitation, any litigation or administrative proceedings) and no condition exists or, to the knowledge of the Borrower, is threatened, which (i) might render the Borrower unable to perform its obligations under this Agreement, the Note or the Collateral Documents, or (ii) would constitute a Default hereunder, or (iii) might adversely affect the financial condition of the Borrower or the validity or priority of the lien of the Collateral Documents or (iv) might adversely affect the business or the property of the Borrower or its ability to carry on business as now conducted. The Borrower (i) to its actual knowledge is not a defendant in any suits or legal action, (ii) to its actual knowledge does not have any judgments, garnishments or attachments pending against it or (iii) has never been adjudicated a bankrupt. To Borrower's actual knowledge, all of the materials which the Borrower has submitted to the Lender constitute a complete and accurate presentation of all facts material to the Lender's agreement to execute this Agreement.

     Section 4.7 Solvency. The Borrower will receive a reasonably equivalent value in exchange for the obligations of the Borrower under this Agreement, the Note and the Collateral Documents. The execution and performance of this Agreement, the Note and the Collateral Documents by the Borrower (i) are not being made with any intent to hinder, delay or defraud any entity to which the Borrower is indebted; (ii) will not result in the Borrower becoming insolvent or having an unreasonably small capital for the business in which it is engaged; and (iii) will not cause the Borrower to incur debts that would be beyond the ability of the Borrower to pay as such debts mature. For the purposes of this Section 4.7, "insolvent" shall mean the following: the sum of the Borrower's debts is greater than all of the Borrower's property at a fair valuation. Any property transferred, concealed or removed with intent to hinder, delay or defraud the Borrower's creditors and property which may be exempted from the debtor's estate under the Federal Bankruptcy Code shall be excluded from the assets of the Borrower for purposes of determining insolvency.

     Section 4.8 Taxes and Governmental Charges. To its actual knowledge, the Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or upon its property or income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

     Section 4.9 Defaults. To its actual knowledge, the Borrower is not in material default under any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party or by which it is bound.

     Section 4.10 Casualties and Condemnation. Since the date of the most recent financial statements furnished to the Lender prior to the Closing Date, neither the business nor the property of the Borrower has

          52555_4                         -  8 -
been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy, except as disclosed in writing to the Lender on or prior to the Closing Date.

     Section 4.11 Use of Proceeds; Margin Stock. The proceeds of the Loan hereunder will be used by the Borrower for the purposes listed in
Article 2 hereof. None of such proceeds will be used for the purpose of, and the Borrower is not engaged in the business of extending credit for the purpose of, purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. The Borrower is not engaged principally, or as one of the Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

     Section 4.12 Compliance with the Law. To its actual knowledge, the Borrower (a) is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which the Borrower or any of its property is subject; and (b) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its property or the conduct of its business; in each case, which violation or failure could reasonably be anticipated to materially and adversely affect the business, prospects, profits, property or condition (financial or otherwise) of the Borrower.

     Section 4.13   ERISA.   Borrower does not maintain any Plan and has no
liability with respect to any former plan.

     Section 4.14 Other Information. To the actual knowledge of Borrower, all information, reports, papers and data given to the Lender by the Borrower pursuant to this Agreement and in connection with the
Borrower's application for the Loan are accurate and correct in all material respects. All financial projections given to the Lender were prepared in good faith based on facts and circumstances existing at the time of preparation and were believed by the Borrower and Guarantor to be accurate in all material respects. To the actual knowledge of Borrower, no information, exhibit or report furnished by the Borrower to the Lender in connection with this Agreement or in the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

          52555_4                         -  9 -

     Section 4.15 Utility or Investment Company. The Borrower is not engaged in the State of Louisiana in the generation, transmission, or distribution and sale of electric power; transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; ownership or operation of a pipeline for the transmission or sale of natural or other gas, crude oil or petroleum products to other pipeline companies, refineries, local distribution systems, municipalities, or industrial consumers; provision of telephone or telegraph service to others; production, transmission, or distribution and sale of steam or water; operation of a railroad; or provision of sewer service to others. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.16 Title to Collateral. The Borrower has good and merchantable title to the Collateral, free of all liens and encumbrances except those created in favor of the Lender and those permitted by this Agreement. Furthermore, the Borrower has not heretofore conveyed or agreed to convey or encumber any Collateral in any way, except in favor of the Lender or as permitted by this Agreement.

     Section 4.17 Environmental Matters. To the actual knowledge of Borrower, and except as disclosed in the Phase I Environmental Assessment Report prepared by and for the Lender, no friable asbestos, or any substance containing asbestos deemed hazardous by federal or state regulations on the date of this Agreement, has been installed in the Property, except as otherwise disclosed to the Lender in writing prior to the Closing Date. To the actual knowledge of the Borrower, the Property and the Borrower are not in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA"). To the actual knowledge of Borrower, the Borrower has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Property by reason of any Applicable Environmental Laws. To the actual knowledge of Borrower, no hazardous substances or solid wastes have been disposed of or otherwise released on or to the Property, and the use which the Borrower makes and intends to make of the Property will not result in the disposal or other release of any hazardous substance or solid waste on or to the Property. The terms "hazardous substance" and "release" as used in this Agreement shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event that the laws of the State of Louisiana establish a

          52555_4                         -  10 -
meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     Section 4.18 Governmental Requirements. To the actual knowledge of the Borrower the Property is in compliance with all current governmental requirements affecting the Property, including, without limitation, all current coastal zone protection, zoning and land use regulations, building codes and all restrictions and requirements imposed by applicable governmental authorities with respect to the construction of any improvements on the Property and the contemplated use of the Property.

     Section 4.19 Continuing Accuracy. All of the representations and warranties contained in this Article or elsewhere in this Agreement shall be materially true through and until the later of the date on which all obligations of Borrower under this Agreement, the Note and the Collateral Documents and any other documents executed in connection therewith are fully satisfied.

     Section 4.20 Borrower's Debt. All Debt of the Borrower for borrowed money secured by a mortgage on real estate in existence on the Closing Date is non-recourse as to the Borrower personally, except for the Debt of the Borrower to Mellon Bank represented by that certain promissory note of the Borrower in favor of Mellon Bank dated March 25, 1994, in the principal amount of $3,400,000 and maturing on March 25, 1997, which Debt is guaranteed by CIGNA Corporation.


                                 ARTICLE 5.

                           AFFIRMATIVE COVENANTS

     Unless the Lender's prior written consent to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this
Article 5, from the date hereof and for so long as any part of the Obligations is outstanding.

     Section 5.1 Financial Statements and Reports. The Borrower will promptly furnish to the Lender such information regarding the business and affairs and financial condition of the Borrower and the Property as the Lender may reasonably request, and, beginning January 1, 1995, the Borrower will furnish or cause to be furnished to the Lender:

          (a) Annual Financial Statements of the Borrower - as soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, (i) the audited balance sheet of the Borrower as at the end of such year, the audited statement of income of the Borrower for such year, the audited statement of reconciliation of capital accounts of the Borrower for such year and the audited statement of cash flow of the Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the unqualified opinion of any

          52555_4                         -  11 -
     independent certified public accountant acceptable to the Lender, certified correct by the principal financial officer of the Borrower and in form, scope and substance satisfactory to the Lender and/or
     (ii) copies of the annual financial reports of the Borrower as set forth on Form 10-K and filed with the Securities and Exchange Commission.

          (b) Quarterly Financial Statements of the Borrower - as soon as available and in any event within 60 days after the close of each quarter period ending March 31, June 30, September 30 and December 31 or copies of the unaudited quarterly financial reports of the Borrower as set forth on Form 10-Q and filed with the Securities and Exchange Commission.

          (c) Operating Statements and Rent Rolls of the Property and Other Properties - as soon as available but in any event within 30 days after the close of each quarter period ending March 31, June 30, September 30 and December 31, the unaudited operating statements and rent rolls of the Property and all other real estate properties owned by the Borrower for such quarter period, certified correct by a principal officer of the Borrower or its authorized agent and in form, scope and substance substantially similar to the form of the financial statements previously submitted by Borrower to the Bank.

          (d) Certificates of No Default - simultaneously with the furnishing of the financial statements required by Item (a) hereof, a certificate of a principal officer of Borrower (in the form of Exhibit A hereto), certifying that to the best of his actual knowledge no Event of Default has occurred, or if an Event of Default has occurred, specifying the nature and extent thereof and the steps that the Borrower proposes to take to cure such Default.

All such financial statements, reports and certificates referred to above shall be substantially similar to the form of the financial statements previously submitted by Borrower to the Bank and shall conform to generally accepted accounting principles applied on a basis consistent with those of the financial statements described in Section 4.6 hereof, except only for such changes in accounting principles or practice with which the independent certified public accountants concur.

     Section 5.2 Taxes and Other Liens. The Borrower will file all tax returns required by law before the due date thereof (as validly extended) and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any of the Collateral; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under generally accepted accounting principles. The Borrower shall furnish the

          52555_4                         -  12 -

Lender with proof of payment of all taxes, assessments, charges, levies or claims against the Property not later than the date on which penalties might attach thereto, or in the event that the Borrower contests any such taxes, assessments, charges, levies or claims in accordance with this Section, the Borrower shall furnish Lender with a description of the contested matter and all actions taken by Borrower in connection with such contest.

     Section 5.3 Maintenance of Existence. The Borrower will (i) maintain its partnership existence; (ii) observe and comply (to the extent necessary so that any failure will not materially and adversely affect the ability of the Borrower to perform its material obligations to the Lender) with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations) of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign; (iii) maintain the Property substantially in generally good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its properties to the extent necessary so that any failure will not materially and adversely affect the business of the Borrower; and (iv) continue to conduct its business in the manner currently conducted.

     Section 5.4 Further Assurances. The Borrower will promptly (and in no event later than 30 days after written notice from the Lender is received) cure any material defects in the creation, execution and delivery of this Agreement, the Note or the Collateral Documents. The Borrower at
its expense will promptly execute and deliver to the Lender upon the Lender's reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in this Agreement, the Note or the Collateral Documents, or to further evidence and more fully describe the Collateral, or to correct any omissions in the Collateral Documents, or to more fully state the security obligations set out herein or in any of the Collateral Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Collateral Documents, or to make any recordings, to file any notices, or obtain any consents, as may be reasonably necessary or appropriate in connection with the transactions contemplated by this Agreement.

     Section 5.5 Performance of Obligations. The Borrower will repay the Loan according to the reading, tenor and effect of the Note and this Agreement. The Borrower will do and perform every act required of it by this Agreement, the Note or the Collateral Documents at the time or times and in the manner specified.

     Section 5.6    Reimbursement of  Expenses.  The Borrower  will pay all
reasonable legal fees and actual out-of-pocket expenses of Lender's counsel, title insurance premiums, brokerage fees, appraisal fees,

          52555_4                         -  13 -
environmental survey fees, inspection fees, survey costs, travel and other expenses incurred by the Lender in connection with the preparation of this Agreement, the Note and the Collateral Documents (including any amendments) and the maintenance of the Loan. The Borrower will, upon request, promptly reimburse the Lender for all amounts actually expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement, or to protect the property or business of the Borrower, or to collect the Obligations, or to enforce the rights of the Lender under this Agreement, the Note and/or the Collateral Documents, which amounts will include all actual out-of-pocket court costs, reasonable attorneys' fees, reasonable fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest at the interest rate set forth in the Note on each such amount from the date that the same is expended, advanced or incurred by the Lender until the date of reimbursement to the Lender.

     Section 5.7 Insurance. (a) The Borrower shall procure and maintain for the benefit of the Lender original paid up insurance policies from companies licensed in the state where the Property is located and having a Best's rating of A/IX or better, in amounts, in form and substance, and with expiration dates acceptable to the Lender and containing a non-contributory standard mortgagee clause or its equivalent in a form satisfactory to the Lender, or the statutory mortgagee clause, if any, required in the state where the Property is located, or a mortgagee's loss payable endorsement, in favor of the Lender, providing the following types of insurance on the Property:

          (i) Multi-Peril Hazard Insurance. For the Property, multi-peril hazard insurance affording insurance against loss or damage by fire, lightning, explosion, collapse, theft, sprinkler leakage, vandalism and malicious mischief and such other perils as are included in so-called "all-risks" or "extended coverage" and against such other insurable perils as, under good insurance practices, from time to time are insured against for properties of similar character and location; such insurance to be not less than 100% of the full replacement cost of the improvements without deduction for depreciation.

          (ii) Flood Insurance. If the Property is located in a flood zone A or V, flood insurance in an amount not less than 100% of the full replacement cost of the improvements or the maximum amount available under the federal flood insurance program.

         (iii) Comprehensive General Liability Insurance. Comprehensive public liability insurance with respect to the Property and the operations related thereto, whether conducted on or off the Property, against liability for personal injury (including bodily injury and death) and property damage, of not less than $5,000,000 combined single limit bodily injury and property damage; such comprehensive public liability insurance to be on a per occurrence basis and, if required

          52555_4                         -  14 -
               by the Lender to specifically include, but not be limited to, water damage liability, products liability, motor vehicle liability for all owned and non-owned vehicles, including rented and leased vehicles, and contractual indemnification.

          (iv) Worker's Compensation  Insurance.   If the Borrower  has any
               employees, workers compensation against loss, damage or injury to employees of the Borrower.

          (v)  Business  Interruption Insurance.   Rental loss  or business
               interruption insurance in amounts satisfactory to the Lender for at least a 6 month period.

          (vi) Boiler Insurance.   If the Property has a  boiler, insurance
               in an amount satisfactory to the Lender.

         (vii) Other Insurance. Such other insurance on the Property or any replacements or substitutions therefor and in such amounts as may from time to time be reasonably required by Lender against other insurable casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of the improvements on the Property, their construction, location, use and occupancy, or any replacements or substitutions therefor.

Notwithstanding the foregoing, the insurance policies and endorsements which were delivered to the Lender by the Borrower in connection with the closing of the Loan (except for workers compensation insurance policies if the Borrower has employees), if maintained during their respective terms and if renewed prior to the expiration thereof, shall satisfy the requirements imposed by this section.

     (b) All of the foregoing policies shall contain an agreement by the insurer not to cancel or amend the policies without giving the Lender at least 30 days' prior written notice of its intention to do so.

     (c) Borrower shall deliver original or certified policies to Lender, and Borrower shall deliver original or certified renewal policies with satisfactory evidence of payment not less than 15 days in advance of the expiration date of the existing policy or policies. In the event Borrower should, for any reason whatsoever, fail to keep the Property or any part thereof so insured, or to keep said policies so payable, or fail to deliver to Lender the original or certified policies of insurance and the renewals thereof upon demand, then Lender, if it so elects, may itself have such insurance effected in such amounts and in such companies as it may deem proper and may pay the premiums therefor. The Borrower shall reimburse the Lender upon demand for the amount of premium paid, together with interest thereon at 15% percent per annum from date until paid.



          52555_4                         -  15 -

     (d) Borrower agrees to notify Lender immediately in writing of any material fire or other casualty to or accident involving the Property, whether or not such fire, casualty or accident is covered by insurance. Borrower further agrees to notify promptly Borrower's insurance company and to submit an appropriate claim and proof of claim to the insurance company if the Property is damaged or destroyed by fire or other casualty.

     (e) The Lender is hereby authorized and empowered, at its option, to collect and receive the proceeds from any policy or policies of insurance, and each insurance company is hereby authorized and directed to make payment of all such losses directly to the Lender instead of to the Borrower and the Lender jointly. The Lender shall apply the net proceeds thereof in accordance with subsections (f) and (g) hereof.

     (f) In the event of damage to the Property by reason of fire or other hazard or casualty, Borrower shall give prompt written notice thereof to Lender and Borrower shall either (i) prepay the Obligations in their entirety at par, free of any prepayment penalty that might otherwise be due, or (ii) subject to the terms of subsection (g) hereof, proceed with reasonable diligence to perform repair, replacement and/or rebuilding work (hereinafter referred to as the "Work") to restore the Property to its condition prior to such damage in full compliance with all legal requirements. In the event of a taking by power of eminent domain or conveyance in lieu thereof ("condemnation"), and (i) Borrower does not prepay Obligations and (ii) Lender reasonably determines that restoration is feasible, then Borrower shall proceed with reasonable diligence to perform such restoration (also referred to as the "Work"). Before commencing the Work, Borrower shall comply with the following requirements:

          (x) Borrower shall furnish to Lender complete plans and specifications for the Work, for Lender's approval, which approval shall not be unreasonably withheld. Said plans and specifications shall bear the signed approval thereof by an architect satisfactory to Lender and shall be accompanied by the architect's signed estimate, bearing the architect's seal, of the entire cost of completing the Work, and shall provide that upon completion of the Work, the Property shall be at least equal in value and general utility to its value and general utility prior to the damage or destruction or condemnation.

          (y) Borrower shall furnish to Lender certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of the Work.

          (z) Borrower shall furnish to Lender, prior to the commencement of the Work, a surety bond for or guaranty of completion of and payment for the Work, which bond or guaranty shall be in form satisfactory to Lender and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are acceptable to Lender, and in an amount not less than the architect's estimate of the entire cost of completing the Work, less the amount of insurance proceeds or condemnation award, if any, then held by Lender and which


          52555_4                         -  16 -

     Lender shall have elected or shall be required to apply toward restoration of the Property as provided in subsection (g) hereof.

     Borrower shall not commence any of the Work until Borrower shall have complied with the above requirements, and thereafter Borrower shall perform the Work diligently and in good faith in accordance with the plans and specifications referred to in subsection (x) above.

     If, as provided in subsection (g) hereof, Lender shall have elected or is required to apply any insurance proceeds or condemnation awards toward repair or restoration of the Property, then so long as the Work is being diligently performed by Borrower in accordance with the provisions of this Agreement, Lender shall disburse such insurance proceeds or condemnation awards to Borrower from time to time during the course of the Work in accordance with the following provisions:

          A.   The  Work  shall   be  in  the  charge   of  an  experienced
     construction manager satisfactory to Lender with the consultation of an architect or engineer;

          B. Each request for payment shall not be made more often than at 30 day intervals, on 10 Business Days prior notice to Lender, and shall be accompanied by a certificate, satisfactory to Lender, of the architect or engineer, dated not more than 10 days prior to the application for withdrawal of funds, stating: (i) that all of the Work for which payment is being requested is in place and has been completed in compliance with the approved plans and specifications and all applicable legal requirements; (ii) that the sum then requested to be withdrawn has been paid by Borrower and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the Work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the respective amounts so paid or due to each of said persons in respect thereof and stating the progress of the Work up to the date of said certificate;
     (iii) that the sum then requested to be withdrawn, plus all sums previously withdrawn, does not exceed the cost of the Work insofar as actually accomplished up to the date of such certificate; (iv) that the remainder of the moneys held by Lender will be sufficient to pay in full for the completion of the Work; (v) that no part of the cost of the services and materials described in the foregoing paragraph
     (ii) of this Clause B has been or is being made the basis of the withdrawal of any funds in any previous or then pending application; and (vi) that, except for the amounts, if any, specified in the foregoing paragraph (ii) of this Clause B to be due for services or materials, there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the Work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or other similar lien upon the Property or any part thereof.


          52555_4                         -  17 -

          C. Borrower shall deliver to Lender satisfactory evidence that the Property and every part thereof, and all materials and all property described in the certificate furnished pursuant to the foregoing Clause B, are free and clear of all mortgages, liens, charges or encumbrances, except (a) encumbrances, if any, securing indebtedness due to Persons (whose names and addresses and the several amounts due them shall be stated) specified in said certificate furnished pursuant to the foregoing Clause B, which encumbrances will be discharged upon disbursement of the funds then being requested, (b) Liens permitted by Lender hereunder, and (c) the Collateral Documents. Lender shall accept as satisfactory evidence under this Clause C a written report or certificate of a title insurance company acceptable to Lender or an endorsement to Lender's existing loan title policy insuring the lien of the Mortgage, dated as of the date of the making of the disbursement, confirming the foregoing.

          D. In the event any portion of the Work involves reconstruction or modification of existing foundations or construction of new foundations, then Borrower shall deliver to Lender a survey of the Property dated as of a date within 10 days prior to the making of the final advance (or revised to a date within 10 days prior to making of the advance) showing no encroachments other than the Liens permitted by Lender hereunder and any additional encumbrances acceptable to Lender.

          E. There shall be no Event of Default by Borrower, or any state of facts existing which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

     Lender at its option may waive any of the foregoing requirements. Upon compliance by Borrower with the foregoing Clauses A, B, C, D and E (except for such requirements, if any, as Lender at its option may have waived), Borrower shall, to the extent of the insurance proceeds or condemnation award, if any, which Lender shall have elected or shall be required to apply to restoration of the Property, pay or cause to be paid to the persons named in the certificate furnished pursuant to the foregoing Clause B, the respective amounts stated in said certificate to be due them, and Lender shall pay to Borrower the amounts stated in said certificate to have been paid by Borrower.

     If upon completion of the Work there shall be insurance proceeds or condemnation awards held by Lender over and above the amounts withdrawn pursuant to the foregoing provisions, then Lender, at Lender's option, may either retain such proceeds or awards and apply the same in reduction of the Obligations by the in whatever order Lender may elect, or Lender may pay over such proceeds or awards to Borrower.

     Upon completion of the Work, in addition to the requirements of the foregoing Clauses A, B, C, D and E, Borrower shall promptly deliver to
Lender:



          52555_4                         -  18 -

          (w) A written certificate of the architect or engineer that the Work has been fully completed in a good and workmanlike manner in accordance with the approved plans and specifications;

          (x) A written report and policy of a title insurance company acceptable to Lender insuring the Property against mechanics' and materialmen's liens;

          (y) A certificate by Borrower in form and substance satisfactory to Lender, listing all costs and expenses in connection with the completion of the Work and the amount paid by Borrower with respect to the Work;

          (z) A temporary certificate of occupancy and all other applicable certificates, licenses, consents and approvals issued by governmental agencies or authorities with respect to the Property and by the appropriate Board of Fire Underwriters or other similar bodies acting in and for the locality in which the Property is situated, provided that within 120 days after completion of the Work, Borrower shall obtain and deliver to Lender a permanent certificate of occupancy for the Property.

     (g) Lender, in its absolute discretion, may decide whether and to what extent, if any, proceeds of insurance or condemnation will be made available to Borrower for repair or restoration of the Property, but
Borrower shall either (i) prepay the Obligations at par, free of any prepayment penalty that might otherwise be due, or (ii) effect such repair or restoration as provided above whether or not Lender makes any of such proceeds available for such repair or restoration. Notwithstanding the foregoing, Lender agrees to make insurance or condemnation proceeds available to Borrower for repair or restoration provided:

          (i) Not more than 30% of the Property is damaged or taken, and in the case of a condemnation, the portion of the Property not taken by condemnation has not, in Lender's reasonable determination, been rendered economically nonviable by the taking;

          (ii) There has been no Event of Default for the 12 months preceding the damage or taking, and there does not then exist an Event of Default, or any state of facts which, with the passage of time or the giving of notice, or both, would constitute an Event of Default;

          (iii) Borrower can demonstrate to Lender's satisfaction that Borrower has the financial ability, whether from the proceeds of rent insurance or otherwise, to make all scheduled payments when due under the Obligations;

          (iv) Such damage or taking occurs prior to the last Loan year;

          (v) The repair or restoration will return the Property to substantially the size, design, and utility as existed immediately before the casualty;

          52555_4                         -  19 -

          (vi) The proceeds are released under escrow/construction funding arrangements specified in subsection (f) hereof; and

          (vii)  The Debt Service Coverage Ratio of Borrower (as defined in
     Section 5.14) is 130% or greater at the time repair or restoration commences.

     If Lender is not obligated to make the proceeds available for repair or restoration as provided above, then such proceeds shall be applied to reduce the Obligations, in whatever order Lender may elect.

     (h) If within 120 days after the occurrence of any damage to the Property in excess of $50,000 or the condemnation of any portion of the Property, Borrower shall not have submitted to Lender and received Lender's approval of plans and specifications for the repair, replacement and/or rebuilding of the Property or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required, or if, after such plans and specifications are approved by Lender and all such governmental authorities, Borrower shall fail to commence promptly such repair, replacement and/or rebuilding, or if thereafter Borrower fails to perform diligently such repair, replacement and/or rebuilding or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work, or, in the case of any loss or damage not in excess of $50,000, if Borrower shall fail to repair, replace and/or rebuild promptly the Property, then, in addition to all other rights herein set forth, and after giving Borrower 20 days written notice of the nonfulfillment of one or more of the foregoing conditions, Lender, or any lawfully appointed receiver or keeper of the Property, may at its respective option, perform or cause to be performed such repair, replacement and/or rebuilding, and may take such other steps as it deems advisable to perform such repair, replacement and/or rebuilding, and may enter upon the Property for any of the foregoing purposes, and Borrower hereby waives, for Borrower and all others holding under Borrower, any claim against Lender or such receiver arising out of anything done by Lender or such receiver pursuant to this Section, and Lender may apply insurance proceeds (without the need to fulfill the requirements of subsection (f) hereof) to reimburse Lender, and/or such receiver or keeper for all amounts expended or incurred by them, respectively, in connection with the performance of such work, and any excess costs shall be paid by Borrower to Lender upon demand and such payment shall be secured by the lien of the Collateral Documents.

     (i) If Borrower shall promptly and diligently commence to repair, replace and restore any damage occurring to the Property, and there shall be no Event of Default, then Lender shall each month pay to Borrower out of the rent insurance proceeds held by Lender a sum equal to that amount, if any, of the rent insurance proceeds paid by the insurer which is allocable to the rental loss for the preceding month. Lender at its option may waive any of the foregoing conditions to the payment of rent insurance proceeds. If Borrower does not fulfill the foregoing conditions entitling Borrower to monthly disbursements of rent insurance proceeds, then such rent insurance


          52555_4                         -  20 -
proceeds may be applied by Lender, at Lender's option, to the payment of the Obligations in whatever order Lender may elect.

     Section 5.8 Accounts and Records. The Borrower will keep books of record and accounts in which true and correct entries will be made as to all material matters of all dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles consistently applied except for changes in accounting principles or practices with which the independent public accountants for Borrower concur.

     Section 5.9 Right of Inspection. The Borrower will permit any officer, employee or agent of the Lender to visit and inspect any of the property of the Borrower, examine the books of record and accounts of the Borrower, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower with the Borrower's officers, accountants and auditors, all at such reasonable times and on reasonable notice and as often as the Lender may reasonably desire. The Borrower shall pay the Lender an annual inspection fee of $500 plus all reasonable out-of-pocket expenses incurred by the Lender in connection with an annual inspection of the Property.

     Section 5.10 Notice of Certain Events. (a) The Borrower shall promptly notify the Lender if the Borrower learns of the occurrence of any event which constitutes a Default under this Agreement, together with a detailed statement by a responsible officer of the Borrower of the steps being taken to cure the effect of such Default.

     (b) The Borrower shall promptly notify the Lender of any change in location of the Borrower's principal place of business or the office where it keeps its records concerning accounts and contract rights.

     (c) The Borrower shall promptly notify the Lender of the arising of any litigation against the Borrower which, if adversely determined, would have a material adverse effect upon the ability of Borrower to perform its obligations to Lender. In the event of such litigation, the Borrower will cause such proceedings to be vigorously contested in good faith, and, in the event of any adverse ruling or decision, the Borrower shall prosecute all allowable appeals. The Lender may (but shall not be obligated to), without prior notice to the Borrower, commence, appear in, or defend any action or proceeding purporting to affect the Loan, or the respective rights and obligations of the Lender and the Borrower pursuant to this Agreement. The Lender may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses, incurred in connection with such proceedings or actions, which the Borrower agrees to repay to the Lender upon demand.

     Section 5.11 Indemnification. (a) The Borrower will indemnify the Lender and hold the Lender harmless from claims of brokers with whom the Borrower has dealt in the execution hereof or the consummation of the transactions contemplated hereby. The Lender will indemnify the Borrower


          52555_4                         -  21 -
from claims of brokers with whom the Lender has contracted in connection with the transactions contemplated hereby.

     (b) The Borrower will indemnify, defend and hold the Lender harmless from any actual liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses of whatever kind or nature which may be imposed on, incurred by or asserted at any time against the Lender in any way relating to, or arising in connection with, the use or occupancy of any of the Collateral.

     (c) The Borrower agrees to indemnify, defend and fully protect the Lender from any allegation or charge whatsoever of negligence, misfeasance, or nonfeasance of the Lender in whole or in part, pertaining to any defect in the Property, and particularly any failure of the Lender or any agent, officer, employee or representative of the Lender to note any defect in materials or workmanship or of physical conditions or failure to comply with any plans, specifications, drawings, ordinances, statutes or other governmental requirements, or to call to the attention of any person whatsoever, or take any action, or to demand that any action be taken, with regard to any such defect or failure or lack of compliance. Notwithstanding the foregoing, Borrower shall have no obligation to indemnify Lender against Lender's own gross negligence or willful misconduct. This indemnification is subject to the limitations on Borrower's liability set forth in Section 2.9 hereof.

     Section 5.12 Compliance with Laws. The Borrower shall observe and comply with all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers domestic or foreign, applicable to the Borrower or the Property.

     Section 5.13 Environmental Indemnity. (a) The Borrower shall defend, indemnify and hold the Lender and its directors, officers, agents and employees harmless from and against any actual claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorneys' fees and fees of expert witnesses) arising from or in connection with (i) the presence on or under the Property of any hazardous substances or solid wastes (as defined elsewhere in this Agreement), or any releases or discharges of any hazardous substances or solid wastes on, under or from the Property, (ii) any activity carried on or undertaken on or off the Property, whether prior to or during the term of this Agreement, and whether by the Borrower or any predecessor in title or any officers, employees, agents, contractors or subcontractors of the Borrower or any predecessor in title, or any third persons at any time occupying or present on the Property, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under the Property, or (iii) any breach of any representation, warranty or covenant under Section 4.17 of this Agreement. The foregoing indemnity shall

          52555_4                         -  22 -
further apply to any residual contamination on or under the Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such hazardous substances or solid wastes. Without prejudice to the survival of any other agreements of the Borrower hereunder, the provisions of this Section shall survive the final payment of all Obligations and the termination of this Agreement and shall continue thereafter in full force and effect.
Notwithstanding the foregoing and any other provisions of this Loan Agreement and any Collateral Document to the contrary, it is understood and agreed that (i) the liability described hereunder and under any of the Collateral Documents shall be limited to solely to the assets of Borrower (the assets of any limited partner having been specifically excluded by agreement of the parties hereto) and (ii) neither the negative capital account of any general or limited partner, nor any obligation of any general partner to restore a negative capital account or to contribute capital to borrower, shall be deemed to be an asset within the intent, or for the purposes, of this Loan Agreement of any Collateral Document.

     (b) The Borrower shall observe and materially comply with all laws, ordinances, orders, decrees, rules and regulations of all federal and state governments relating to environmental matters, including, without limitation, the removal from or under the Property of any hazardous substances or solid wastes (as defined elsewhere in this Agreement).

     Section 5.14 Financial Covenants. For each fiscal year of the Borrower ending on December 31, the Borrower shall cause the Property to maintain a Debt Service Coverage Ratio of not less than 1.30 to 1.00. For purposes of this Section, the following terms shall have the meanings indicated.

     (i) "Debt Service Coverage Ratio" shall mean a fraction the numerator of which is Net Operating Income and the denominator of which is Debt Service.

     (ii) "Net Operating Income" shall mean Total Revenues less Total Operating Expenses.

     (iii) "Total Revenues" shall mean the actual revenues received from the Property's operation for each fiscal year ending December 31, as determined by the operating statements of the Property provided to the Lender, and shall include, without limitation, rental income, expense reimbursements, sub-rents, interest, miscellaneous income and the collection of business interruption or rental loss insurance proceeds; "Total Revenues" shall specifically exclude non-operating revenues such as proceeds of the sale of capital assets, proceeds of litigation (other than the collection of operating debts) and any extraordinary revenues.

     (iv) "Total Operating Expenses" shall mean the actual operating and fixed expenses of the Property for each fiscal year ending December 31, as determined by the operating statements of the Property provided

          52555_4                         -  23 -
     to the Lender, and shall include, without limitation, actual administrative, operating, repair, maintenance and fixed expenses; "Total Operating Expenses" shall specifically exclude non-operating expenses such as depreciation, amortization, interest expense, the principal portion of long-term debt service, partnership distributions and any other extraordinary expenses.

     (v) "Debt Service" shall mean the total of the actual monthly payments of principal and interest due on the Loan for each fiscal year ending December 31.

     Section 5.15 Appraisals. The Lender shall have the right to have the Property appraised at the Lender's expense at any time during the term of the Loan. If the outstanding principal balance of the Loan at the time of any appraisal prepared during the term of the Loan exceeds 60.57% of the value of the Property as determined by such appraisal, then the Borrower will, within 60 days from Lender's request thereof, reduce the principal balance of the Loan to an amount less than or equal to 60.57% of the appraised value of the Property.

     Section 5.16   Bank  Accounts.    The  Borrower  shall   maintain  all
operating accounts relating to the Property with the Lender.
     Section 5.17   Tax  and Insurance Escrow.   The Borrower  shall pay to
the Lender, together with, at the same time as and in addition to the payment of principal and/or interest due on the Note, an amount equal to 1/12th of the estimated annual real estate taxes and insurance premiums
affecting  the Property, as  determined by  the Lender.   The  Lender shall
retain such amounts  in an interest-bearing  money market account  with the
Lender over which the Lender shall have sole access.   The Lender shall use
such amounts to pay all real estate taxes and insurance premiums affecting the Property that become due or, upon the occurrence of an Event of Default, to pay any other amounts due on the Obligations.
     Section 5.18 Replacement Reserve Escrow. The Borrower shall pay to the Lender, together with, at the same time as and in addition to the payment of principal and/or interest due on the Note and the amounts required by Section 5.17 above, an amount equal to 1/12th of the estimated annual replacement reserves necessary for the maintenance of the Property, as determined by the Lender. For the period from the Closing Date through March 31, 1996, the amount of such payments shall be $8,167 per month.
Thereafter, the amount of such payments may be adjusted annually by the Lender based upon the annual inspections of the Property conducted by the Lender pursuant to Section 5.9 hereof. The Lender shall retain all of such amounts in an interest-bearing money market account with the Lender over which the Lender shall have sole access. The use of such amounts shall be limited to expenses incurred in the replacement of the carpet, appliances and other maintenance items within the individual units of the Property.
Any use of such amounts for a purpose not listed above must be approved in writing by the Lender prior to such use. Such amounts shall be disbursed to the Borrower for the purposes permitted above only upon presentation to the Lender of paid receipts for the items to be covered by such disbursements.

     Section 5.19 Regulatory Agreement. Borrower and Lender acknowledge that the Property is subject to a Regulatory Agreement and Declaration of Restrictive Covenants ("Regulatory Agreement") by and among Louisiana Public Facilities Authority, as issuer, United States Trust Company, as trustee, and Stonebridge Manor, a Louisiana Partnership in Commendam, as owner, dated as of December 1, 1982, pursuant to which the owner is required to operate the Property as a "residential rental property" within

          52555_4                         -  24 -
the meaning of Section 103(b)(4)(A) of the Internal Revenue Code of 1954,as amended, or any successor statute. Borrower represents and warrants to the Lender that the Property has been and currently is being operated as such a "residential rental property." Borrower covenants and agrees that it will continue to operate the Property as such a "residential rental property" for so long as the Regulatory Agreement remains in effect.

                                 ARTICLE 6.

                             NEGATIVE COVENANTS
     Unless the Lender's prior written consent to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this
Article 6, from the date hereof and for so long as any part of the Obligations is outstanding.
     Section 6.1 Debts, Guaranties and Other Obligations. The Borrower will not incur, create, assume or in any manner become or be liable in respect of any Debt direct or contingent, except for:

     (a)  The Obligations to the Lender under this Agreement.

     (b)  Other existing Debt to the Lender.

     (c) Trade payables or operating and facility leases from time to time incurred in the ordinary course of business.

     (d) Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

     (e) Debt of the Borrower to Mellon Bank represented by that certain promissory note of the Borrower in favor of Mellon Bank dated March 25, 1994, in the principal amount of $3,400,000 and maturing on March 25, 1997, which Debt is guaranteed by CIGNA Corporation.

     Section 6.2 Liens. The Borrower will not create, incur, assume or permit to exist any Lien on the Property, except for:

     (a) The pledge of the Collateral and any other liens in favor of the Lender to secure the Obligations of the Borrower to the Lender under this Agreement.

     (b) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

     (c) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good


          52555_4                         -  25 -
          faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

     Section 6.3    Sale  of  Collateral.    The Borrower  will  not  sell,
exchange, assign, transfer, convey, lease (except to tenants of the Property in the normal course of business) or dispose of the Property or any portion thereof.

     Section 6.4    Change in  General Partner.    During the  term of  the
Loan, CIGNA Realty Resources, Inc. - Fifth shall at all times remain the sole general partner of the Borrower.



                                 ARTICLE 7.

                           CONDITIONS OF LENDING

     Section 7.1 Conditions of Lending. The obligation of the Lender to make extensions of credit under this Agreement is subject to the accuracy of each and every representation and warranty of the Borrower made or referred to in this Agreement, or in any certificate delivered to the Lender pursuant to or in connection with this Agreement, to the performance by the Borrower of its obligations to be performed hereunder and under the Note and the Collateral Documents on or before the date of such extensions of credit, and to the receipt of the following on or before the Closing
Date:

          (a)  Agreement.   Duly  executed  counterpart of  this  Agreement
     signed by all the parties hereto.

          (b)  Note.  The duly executed Note signed by the Borrower.

          (c)  Collateral Documents.    Duly executed  counterparts of  the
     Collateral Documents and receipt of the Collateral.

          (d) Borrower's Organization Documents. (i) A certificate signed by the general partner of the Borrower, in form and substance reasonably satisfactory to the Lender, with respect to the authorization of this Agreement, the Note and the Collateral Documents and (ii) a copy of the articles of partnership of the Borrower.

          (e) Organization Documents of the General Partner. Certificate of the secretary of CIGNA Realty Resources, Inc. -Fifth setting forth
     (i) resolutions of its board of directors in form and substance satisfactory to the Lender with respect to the authorization of this Agreement, the Note and the Collateral Documents; (ii) the officers authorized to sign such instruments; and (iii) a copy of the articles of incorporation of CIGNA Realty Resources, Inc. - Fifth.



          52555_4                         -  26 -

          (f) Certificates. Certificate of registry of the Borrower issued by the Secretary of State of Louisiana and certificates of good standing of CIGNA Realty Resources, Inc. - Fifth issued by the Secretaries of State of Connecticut and Louisiana.

          (g)  Fees.  Payment of a commitment fee of $53,000.

          (h) Closing Statement. A closing statement showing all closing costs and other initial advances under the Loan.

          (i) No Adverse Change. There shall have occurred no material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower from those reflected in the most recent financial statements furnished to the Lender prior to the Closing Date, except to the extent that such changes are permitted by this Agreement; furthermore, no Default shall have occurred and be continuing.

          (j)  Appraisal.    Appraisal  of  the  Property  prepared  by  an
     MAI-appraiser selected by Lender having an appraised value of not less than $8,750,000.

          (k) Environmental Engineering Report (Phase I). Report acceptable to Lender, conducted by an environmental engineer. The report shall determine whether or not toxic and hazardous waste, waste products or substances were, are or could be present on the Property. The report shall also indicate the location and jurisdiction of the Property, historical ownership and use of the Property, current use of the Property, any information available in governmental records on previous investigations and litigation relating to the Property, any adjacent properties which have been, are or could be potential hazards, locations of equipment containing PCBs and a conclusion/recommendation statement.

          (l)  Inspection.   An inspection  report on the  Property in form
     and substance satisfactory to the Lender and prepared by an inspector selected by the Lender.

          (m) Insurance Policies. The insurance policies or certificates otherwise required by this Agreement or the Lender.

          (n) Survey (Current As-Built). All immovable on-site and off-site improvements shall be shown, delineating and dimensioning those improvements with pertinent grade and floor elevations and improvements descriptions, and containing such other information as may be required by the Lender.

          (o) Title Insurance Commitment. Commitment from a title insurance company approved by Lender to insure the Mortgage on the Property, subject only to liens, encumbrances and title exceptions approved by Lender (copies of which must be attached).

          52555_4                         -  27 -

          (p)  Title  Insurance Policy.  Policy (on ALTA Loan Policy Form -
     1990) issued pursuant to the title insurance commitment insuring the Mortgage as first lien on the Property in the full amount of the Loan, subject only to liens, encumbrances and exceptions approved by the Lender. The policy must provide affirmative lien protection and must include usury and zoning endorsements. If usury coverage is not available, the Lender shall require an opinion letter from Borrower's counsel acceptable to the Lender that the Loan is not usurious. The Lender shall require affirmative coverage if and when available against any loss of lien priority as a result of any law regarding hazardous wastes or substances affecting the Property.

          (q) Payoff Letter. A letter from each lender who will be paid off with proceeds of the Loan, stating the amount due such lender as of a particular date, a per diem amount and wire or other payment instructions.

          (r) Release. A partial or full release of mortgage executed by Aetna Life Insurance Company fully releasing the Property from the mortgage executed by the Borrower in favor of Aetna Life Insurance Company.

          (s) Rent Roll/Occupancy Report. The Borrower's certified rent roll showing names and addresses of all tenants of the Property including date, term (including options), rents, premises, square footage and location of all tenants.

          (t)   Borrower's Counsel  Opinion.   Favorable  opinion of  Locke
     Purnell Rain Harrell, counsel for the Borrower, in form and substance satisfactory to the Lender.

          (u)   Management Agreement.   Agreement between the  Borrower and
     Shadowlake Management Company, Inc. to manage the Property, reviewed and approved by the Lender.

          (v) Assignment and Subordination of Management Agreement. An assignment executed by the Borrower, Shadowlake Management Company, Inc. and the Lender assigning the management agreement to the Lender and subordinating the payment of any and all management fees due thereunder to the payments of principal and interest on the Loan.


                                 ARTICLE 8.

                                  DEFAULT

     Section 8.1    Events of Default.   Any of the following events  shall
be considered an "Event of Default" as that term is used herein:

          (a) Principal and Interest Payments. The Borrower fails to make payment when due of any principal or interest installment on the Loan,


          52555_4                         -  28 -
     any commitment fee or any other Obligation to the Lender, and such nonpayment continues after 10 days;

          (b) Representations and Warranties. Any representation or warranty made by the Borrower proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by the Borrower (or any partner, officer, accountant or attorney of the Borrower) under this Agreement, proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified;

          (c) Covenants. The Borrower defaults in the observance or performance of any of the covenants or agreements contained in this Agreement, the Note or any of the Collateral Documents to be kept or performed by the Borrower (other than a default under Section 8.1(a) hereof), and such default continues unremedied (or Borrower has failed to commence or cure) for a period of 30 days after the earlier of (i) written notice thereof being given by the Lender to the Borrower, or
     (ii) such default otherwise becoming known to the chief financial officer of the Borrower; provided, however, that in the case of a default under either Section 5.12 hereof (relating to compliance with laws) or Section 10 of the mortgage securing the Loan (relating to maintenance of the Property), if the Borrower commences steps to cure the default within such 30-day period and diligently and continually pursues the remedies of such default, an Event of Default shall not occur unless such default remains uncured 90 days after the expiration of such 30-day period;

          (d) Other Debt to Lender. The Borrower defaults in the payment of any amounts due to the Lender or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, collateral or other documents relating to any Debt of the Borrower to the Lender other than the Obligations incurred pursuant to this Agreement and any grace period applicable to such default has elapsed;

          (e) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of the Borrower or of any of its property is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Borrower under the Federal Bankruptcy Code; or the Borrower is adjudicated bankrupt or insolvent; or any material portion of the properties of the Borrower is sequestered by court order and such order remains in effect for more than 30 days after the Borrower obtains knowledge thereof; or a petition is filed against the Borrower under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within 60 days;



          52555_4                         -  29 -

          (f)  Voluntary Petitions.   The Borrower files  a case under  the
     Federal Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;

          (g) Assignments for Benefit of Creditors. The Borrower makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Borrower or of all or any part of its property;

          (h) Undischarged Judgments. Judgment for the payment of money in excess of $200,000 (which is not covered by insurance) is rendered by any court or other governmental body against the Borrower, and the Borrower does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof, and within said period of 30 days from the date of entry thereof, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under generally accepted accounting principles;

          (i) Attachment. A writ or warrant of attachment, seizure or any similar process shall be issued by any court against the Property or all or any material portion of the property of the Borrower, and such writ or warrant of attachment or any similar process is not released or bonded within 30 days after its entry.

     Section 8.2 Remedies. (a) Upon the happening of any Event of Default specified in Section 8.1 (other than Sections 8.1(e) or 8.1(f) hereof), the Lender may by written notice to the Borrower declare the entire principal amount of all Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Upon the happening of any Event of Default specified in Sections 8.1(e) or 8.1(f), the entire principal amount of all Obligations then outstanding, including interest accrued thereon, shall, without notice or action by the Lender, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

     (c) In addition to the foregoing, the Lender may exercise any of the rights or remedies provided in the Collateral Documents or avail itself of any other rights and remedies provided by applicable law.



          52555_4                         -  30 -

     Section 8.3 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower, liquidated or unliquidated, irrespective of whether or not the Lender shall have made any demand under this Agreement or the Note, and although such Obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 8.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have under the Collateral Documents or otherwise.


                                 ARTICLE 9.

                               MISCELLANEOUS

     Section 9.1 Notices. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served by the Lender to or on the Borrower shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses is given in writing by Borrower to Lender) as follows:

                    Connecticut General Realty Investors III
                       Limited Partnership
                    c/o CIGNA Investment Management
                    900 Cottage Grove Road, South Building
                    Hartford, Connecticut 06152-2311
                    Attn:  Real Estate Asset Management, S-311

With copies to:     CIGNA Companies Investment
                    Law Department
                    900 Cottage Grove Road, S-215 A
                    Hartford, CT  06152-2215

                    Robert W. Mouton, Esq.
                    Locke Purnell Rain Harrell
                    Pan American Life Center, Suite 2400
                    601 Poydras Street
                    New Orleans, LA  70130-6036

          Any notice or demand which, by any provision of this Agreement, is required or permitted to be given or served by the Borrower to or on

          52555_4                         -  31 -

Lender shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses is given in writing by Lender to Borrower) as follows:

                    Hibernia National Bank
                    313 Carondelet Street
                    New Orleans, Louisiana  70130
                                or
                    P. O. Box 61540
                    New Orleans, Louisiana  70161

                    Attention:  Manager, Real Estate

     Section 9.2 Invalidity. In the event that any one or more of the provisions contained in this Agreement, the Note or the Collateral Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Note or the Collateral Documents.

     Section 9.3 Survival of Agreements. All representations and warranties of the Borrower herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

     Section 9.4 Successors and Assigns. (a) All covenants and agreements contained by or on behalf of the Borrower in this Agreement, the Note and the Collateral Documents shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

     (b) This Agreement is for the benefit of the Lender and for such other Person or Persons as may from time to time become or be the holders of any of the Obligations, and this Agreement shall be transferrable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferrable, it being understood that, upon the transfer or assignment by the Lender of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the Lender under this Agreement.

     (c) The Borrower hereby recognizes and agrees that the Lender may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties. Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third party lenders, provided that in the case of the sale of participation interests, Lender shall remain the lead participant in the Loan, and Lender shall be responsible for any costs incurred by Borrower associated with the said participation. The Borrower specifically agrees and consents to all such transfers and assignments and the Borrower

          52555_4                         -  32 -
further waives any subsequent notice of and right to consent to any such transfers and assignments as may be provided under applicable Louisiana law.

     Section 9.5 Renewal, Extension or Rearrangement. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes or security instruments hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Note.

     Section 9.6 Waivers. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any of its rights, powers or privileges under this Agreement, the Note or the Collateral Documents shall operate as a waiver thereof.

     Section 9.7 Cumulative Rights. The rights and remedies of the Lender under this Agreement, the Note and the Collateral Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 9.8    Singular  and  Plural.     Words  used  herein  in  the
singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 9.9 Governing Law. This Agreement is, and the Note will be, contracts made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

     Section 9.10 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section 9.11 Limitation of Liability. This Agreement, the Note and the Collateral Documents are executed by an officer of the Lender, and by acceptance of the Loan, the Borrower agrees that for the payment of any claim or the performance of any obligations hereunder resulting from any default by the Lender, resort shall be had solely to the assets and property of the Lender, its successors and assigns, and no shareholder, officer, employee or agent of the Lender shall be personally liable therefor.

     Section 9.12 Relationship Between the Parties. The relationship between the Lender and the Borrower shall be solely that of lender and borrower, and such relationship shall not, under any circumstances

          52555_4                         -  33 -
whatsoever, be construed to be a joint venture, joint adventure, or partnership.

     Section 9.13 Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     Section 9.14 Entire Agreement. This Agreement sets forth the entire agreement of the Lender and the Borrower with respect to the Loan, and supersedes all prior written or oral understandings with respect thereto; provided, however, that all written and oral representations, warranties and certifications made by the Borrower to the Lender with respect to the Loan and the security therefor shall survive the execution of this Agreement.

     Section 9.15 Time of the Essence. Time shall be deemed of the essence with respect to the performance of all of the terms, provisions and conditions on the part of the Borrower and the Lender to be performed hereunder.

     Section 9.16 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 9.17 Submission to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA, AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTE, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


BORROWER:             CONNECTICUT GENERAL REALTY
                      INVESTORS III LIMITED PARTNERSHIP

                      By:  CIGNA Realty Resources, Inc. -
                           Fifth, General Partner


                           By:
                              Name:
                              Title:


LENDER:          HIBERNIA NATIONAL BANK




                      By:
                         Name:   Timothy P. Guillory
                         Title:  Vice President


          52555_4                          - 34 -

                                 EXHIBIT A

                    BORROWER'S CERTIFICATE OF NO DEFAULT


     The undersigned hereby certifies (i) that he is the principal financial officer of Connecticut General Realty Investors III Limited Partnership (the "Borrower"), (ii) that as such he is authorized to execute this certificate on behalf of the Borrower, and (iii) that a review of the activities of the Borrower has been made under the supervision of the undersigned with a view to determining whether the Borrower has fulfilled its obligations under the Loan Agreement (as amended, the "Loan Agreement") dated March 29, 1995, between the Borrower and Hibernia National Bank (the "Lender").

     To his actual knowledge, the undersigned further certifies, represents and warrants to the Lender on behalf of the Borrower, as follows (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified):

     1. The representations and warranties of the Borrower contained in the Loan Agreement were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties relate to matters that are permitted by the Loan Agreement or by the Lender pursuant to the Loan Agreement.

     2. The Borrower has performed and complied with all agreements and conditions contained in the Loan Agreement required to be performed or complied with by it prior to or at the time of delivery hereof.

     3. The Borrower has not incurred any material liabilities, direct or contingent, and no litigation has been filed against the Borrower, since the last day of the fiscal year of the Borrower for which financial statements have been furnished to the Lender pursuant to the Loan Agreement, except those material liabilities consented to by the Lender or others permitted by the Loan Agreement.

     4. No material adverse changes have occurred, either in any case or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower from those reflected in the financial statements referred to in Paragraph 3 hereof.





          52555_4

     5. There exists no Event of Default under the Loan Agreement or any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan agreement, note agreement, guaranty or trust indenture to which the Borrower is a party.

DATED:



                              CONNECTICUT GENERAL REALTY
                              INVESTORS III LIMITED PARTNERSHIP

                              By:  CIGNA Realty Resources, Inc. -
                                   Fifth, General Partner


                                   By:
                                        Name:
                                        Title:




          52555_4